Exhibit 10.1

AMENDED AND RESTATED MANAGEMENT AGREEMENT

THIS AGREEMENT made and entered into as of the 28th day of December, 2011

B E T W E E N:

APMEX PHYSICAL — 1 OZ. GOLD REDEEMABLE TRUST, a mutual fund trust established under the laws of the Province of Ontario, by its trustee, Computershare Trust Company of Canada, a trust company incorporated under the federal laws of Canada (hereinafter referred to as the “Trust”)

OF THE FIRST PART

- and -

APMEX PRECIOUS METALS MANAGEMENT SERVICES, INC., a corporation formed under the laws of the State of Delaware (hereinafter referred to as the “Manager”)

OF THE SECOND PART

WHEREAS, the Trust was established under the laws of the Province of Ontario pursuant to an amended and restated trust agreement dated as of December 28, 2011 (the “Trust Agreement”);

AND WHEREAS, the Trust was created to invest and hold substantially all of its assets in Gold Coins (as hereinafter defined), which will provide holders of units of the Trust with a secure, convenient and exchange-traded investment alternative for investors interested in holding Gold Coins;

AND WHEREAS, pursuant to the Trust Agreement, the Trustee (as hereinafter defined) has full, absolute and exclusive power, control and authority over the property of the Trust and may delegate duties to a manager of the Trust;

AND WHEREAS the Trustee appointed the Manager as manager of the Trust and delegated to the Manager all necessary investment management services and all management and administrative services, and to cause to be provided to the Trust such other services and facilities delegated to the Manager by the Trustee as described in the Trust Agreement pursuant to an amended and restated management agreement dated October 13, 2011;

AND WHEREAS, the Trust and the Manager wish to execute an amended and restated management agreement to amend certain provisions of the management agreement as permitted under Section 26.

NOW THEREFORE, in consideration of the mutual covenants and agreements contained herein and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged) the parties hereto agree as follows:

1.                                       Definitions and Interpretations.

The terms defined in this Section whenever used in this Agreement shall, unless the context otherwise requires, have the respective meanings hereinafter specified:

(a)                                  “Agreement” means this amended and restated management agreement dated as of the day and year first above written as the same may be amended, restated or supplemented from time to time and “herein”, “hereof”, “hereby”, “hereunder” and similar expressions refer to this Agreement and include every instrument supplemental or ancillary to this Agreement and, except where the context otherwise requires, not to any particular article, section or subsection thereof;

(b)                                 “Applicable Laws” means, unless the context otherwise dictates, any applicable statute of Canada or of a province or territory of Canada or any applicable statute of the United States of America or of a state or territory of the United States of America or any applicable regulations, orders, instruments, policies or other laws made under statutory authority by any governmental or regulatory body or agency having jurisdiction over the Trust including, but not limited to, Securities Legislation, the Tax Act and if applicable, the rules and regulations of the New York Stock Exchange Arca and the Toronto Stock Exchange or other stock exchange;

(c)                                  “Business Day” means any day on which the New York Stock Exchange Arca or the Toronto Stock Exchange are open for trading;

(d)                                 “Custodian” means the custodian of the Trust Property, other than the Gold Coins and any sub-custodians appointed by Custodian which from time to time hold the Trust Property other than the Gold Coins, pursuant to a separate written custodial agreement;

(e)                                  “Disclosure Documents” means any (final) prospectus of the Trust filed in all provinces and territories of Canada and any registration statement of the Trust filed with the United States Securities and Exchange Commission or similar offering documents, and any continuous disclosure documents of the Trust filed with applicable Securities Authorities as may be used by the Manager or required by applicable Securities Legislation in connection with qualifying the distribution of the Units to the public, including any amendments to such offering documents or continuous disclosure documents;

(f)                                    “Gold Coins” means one ounce American Gold Eagle bullion coins, one ounce Canadian Gold Maple Leaf bullion coins and/or one ounce gold bullion bars and rounds that each contain one troy ounce of gold and that shall be unencumbered, fully allocated and stored at the Gold Custodian by or on behalf of the Trust;

(g)                                 “Gold Custodian” means the custodian of the Gold Coins and shall include any sub-custodians appointed by the Custodian which from time to time hold the Gold Coins pursuant to a separate written custodial agreement;

(h)                                 “Investment Company Act” means the United States Investment Company Act of 1940, as amended;

(i)                                     “Investment Guidelines” shall have the meaning set forth in Section 3 hereof;

(j)                                     “Management Fee” shall have the meaning set forth in Section 8 hereof;

(k)                                  “Manager” means APMEX Precious Metals Management Services, Inc., acting as the manager of the Trust, and appointed in accordance with this Agreement;

(l)                                     “Net Asset Value of the Trust” shall have the meaning set forth in and shall be calculated in accordance with the Trust Agreement;

(m)                               “Securities Authorities” means the Ontario Securities Commission and equivalent securities regulatory authorities in each other province and territory of Canada, the United States Securities and Exchange Commission and the securities regulatory authorities in each state or local jurisdiction in the United States;

(n)                                 “Securities Legislation” means the laws, regulations, rules, requirements and policies of the Securities Authorities which are in effect from time to time and applicable to the Trust including, but not limited to, National Instrument 81-102 - Mutual Funds, National Instrument 81-106 - Investment Fund Continuous Disclosure, National Instrument 81-107 - Independent Review Committee for Investment Funds, the United States Securities Act of 1933, as amended, and the United States Securities Exchange Act of 1934, as amended;

(o)                                 “Tax Act” means the Income Tax Act (Canada) and the regulations, rules, requirements and policies promulgated thereunder, as amended from time to time;

(p)                                 “Trust” means APMEX Physical — 1 oz. Gold Redeemable Trust, a trust established under the laws of the Province of Ontario pursuant to the Trust Agreement;

(q)                                 “Trust Agreement” means the trust agreement of the Trust dated as of March 10, 2011, as the same may be amended, restated, supplemented or replaced from time to time;

(r)                                    “Trust Property” at any time, means any and all Gold Coins, securities, cash, property and assets, real and personal, tangible and intangible, transferred, conveyed or paid to the Trust including, without limitation:

(i)                                     all funds realized from the sale of Units;

(ii)                                  Gold Coins from time to time delivered to and received by the Trust or held for its account and accepted by the Custodian or the Gold Custodian on behalf of the Trust;

(iii)                               all investments, sums or property of any type or description (other than the Gold Coins) from time to time delivered to and received by the Trust or held for its account and accepted by the Trustee on behalf of the Trust in accordance with the Trust Agreement;

(iv)                              any proceeds of disposition of any of the foregoing property and assets; and

(v)                                 all income, interest, profit, gains and accretions and additional rights arising from or accruing to such foregoing property or such proceeds of disposition;

(s)                                  “Trustee” means Computershare Trust Company of Canada, acting as the trustee of the Trust, or any successor trustee appointed in accordance with the Trust Agreement;

(t)                                    “Unit” means a unit of beneficial interest, as presently constituted pursuant to the Trust Agreement or as the same may from time to time hereinafter be constituted, and collectively referred to as the “Units”;

(u)                                 “US Government Security” means any direct obligations of or obligations guaranteed as to principal or interest by the United States, or securities issued or guaranteed by corporations in which the United States has a direct or indirect interest which shall have been designated by the Secretary of the Treasury, pursuant to section 3(a)(12) of the Securities Exchange Act of 1934, as exempted securities for the purposes of that Act;

(v)                                 “Valuation Date” means each Business Day, unless the Manager determines that the assets of the Trust cannot be valued as frequently as a result of the occurrence of a force majeure event, such as a war, earthquake, hurricane, civil disturbance or terrorist act, either generally or in respect of one or more specific instances, in which event “Valuation Date” shall mean such Business Day or Business Days as the Manager determines.

In this Agreement, where the context so indicates, the singular shall include the plural and the masculine shall include the feminine and neuter.

2.                                       Appointment of the Manager.

The Trustee hereby appoints the Manager to provide or, on behalf of the Trust, engage others, at the expense of the Trust, to provide all necessary or advisable investment management and administrative services and facilities as hereinafter set forth and the Manager hereby accepts such appointment and agrees to act in such capacity and to provide or cause to be provided such investment management and administrative services and facilities upon the terms set forth in this Agreement.

The Trust hereby retains the Manager to manage the Trust Property in the name of the Trust with full discretionary authority as to all trades on a continuing basis until terminated and subject to and in accordance with the provisions of this Agreement.

The Manager may from time to time, at the expense of the Trust, employ or retain any other persons or entities to manage on behalf of the Manager or to assist the Manager in managing or providing investment management and administrative services to all or any portion of the Trust Property, and in performing other duties of the Manager set out in this Agreement.  In the event that the Manager engages such other persons or entities with respect to providing investment management services to the Trust Property, and such other persons or entities are required to be but are not registered as an adviser (or exempt from such registration requirement) under the Securities Act (Ontario), the Manager shall be responsible under the terms of this Agreement and the Trust Agreement to the Trust for advice received from such other persons or entities with respect to the Trust Property as if such advice were given by the Manager.

In accordance with its authority and powers to manage and direct the investment management and administrative services for the Trust, the Manager, on behalf of the Trust, shall select brokers or dealers to transact trades in respect of the Trust Property.

Funds of the Manager shall not be commingled with those of the Trust under any circumstances.

3.                                       Investment Guidelines.

The Trust’s investment objective, strategy and operating restrictions with respect to the Trust Property are set out in Article 22 of the Trust Agreement and Schedule “A” attached hereto (the “Investment Guidelines”).  Subject to applicable Securities Legislation and the terms of the Trust Agreement and this Agreement, the Manager shall advise the Trust in writing promptly if it is of the view that any material change ought to be made to the Investment Guidelines.

4.                                       Investment Management Services.

The Manager shall manage the Trust Property by taking such action from time to time in connection therewith as the Manager shall deem necessary or desirable for the proper investment management of the Trust Property at all times in compliance with the Investment Guidelines.  It is expressly understood that the Manager’s investment discretion shall, subject to the Investment Guidelines, be absolute.  The Manager shall provide the Trustee with reports as described in Section 6 hereof sufficient for the Trustee to monitor the Manager’s compliance with the Investment Guidelines.

The Trustee hereby grants to the Manager, subject to the Trust Agreement, the power to do such acts and things in connection with the management of the affairs of the Trust at the expense of the Trust that have been delegated by the Trustee to the Manager as set forth in Section 8.2 of the Trust Agreement including, without limitation, all power and authority necessary to give effect to the foregoing:

(a)                                  provide or arrange to be provided to the Trust research, information, data, advice, opportunities and recommendations with respect to the making, acquiring (by purchase, investment, re-investment, exchange or otherwise), holding and disposing (through sale, exchange or otherwise) of Trust Property in the name of, on behalf of, and at the risk of, the Trust;

(b)                                 make and vary the investments of the Trust within the Investment Guidelines, provided that the Investment Guidelines applicable to the Trust must concur with any current Disclosure Document, like offering document of the Trust, or in any amendment thereto, or this Agreement;

(c)                                  obtain for the Trust such services as may be required in acquiring, disposing of and owning Trust Property including, but not limited to, the placing of orders with brokers and investment dealers to purchase, sell and otherwise trade in or deal with any Trust Property in the name of, on behalf of, and at the risk of, the Trust;

(d)                                 direct the delivery of the Trust Property sold, exchanged or otherwise disposed of from the Trust’s account and to direct the payment for Trust Property acquired for the Trust’s account upon delivery to the Custodian or the Gold Custodian, as the case may be;

(e)                                  direct the holding of all or any part of the Trust Property in cash or cash equivalents from time to time available for investment in Gold Coins, in cash (such as interest-bearing accounts and short-term certificates of deposit) or any US Government Security, as the Manager, in its discretion, deems advisable;

(f)                                    arrange for, and complete, for and on behalf of the Trust, the purchase and sale of Gold Coins, at the best available prices available under market conditions over a prudent period of time;

(g)                                 provide to the Trust and the Gold Custodian delivery and payment particulars in respect of each purchase and sale or redemption of Gold Coins;

(h)                                 arrange or cause to be arranged with the Gold Custodian, or other custodians possessing industry expertise, for the storage of Gold Coins which is owned by the Trust, including arrangements regarding indemnities or insurance in favor of the Trust for the loss of such Gold Coins in accordance with industry practices;

(i)                                     monitor relationships with precious metals brokers that effectuate trades in the Gold Coins made by the Trust;

(j)                                     monitor relationships with the Gold Custodian and any other custodian that has been appointed by the Trust to hold and store the Gold Coins which are owned by the Trust;

(k)                                  subject to the approval of the Trustee, from time to time, to calculate the Net Asset Value of the Trust and Net Asset Value per Unit, to appoint the valuation agent and to review the valuation of the Trust Property as calculated by such valuation agent on each Valuation Date and, from time to time, consider the appropriateness of the valuation policies adopted by the Trust;

(l)                                     execute any prospectus, registration statement or similar offering document relating to the offering of securities of the Trust filed or any continuous disclosure documents to be filed (including filings pursuant to the Securities Exchange Act of 1934, as amended, and certifications required by the Sarbanes Oxley Act of 2002) with the Securities Authorities on behalf of the Trust; maintain relationships with any underwriters and licensed securities dealers, provide such investor relations activities for the benefit of the Trust as may be deemed necessary to inform public markets of the Trust Property and provide research, data and other information with respect to the precious metals markets for the purposes of educating and informing the public regarding the Trust Property; and

(m)                               generally perform these duties at the expense of the Trust and any other act necessary to enable it to carry out its obligations under this Agreement and the Trust Agreement.

(n)                                 The Manager agrees to give notice to the Trust:

(i)                                     of any legal or contractual restrictions on the ability of the Trust to trade in any specific security or securities generally, including securities deposited in its account by the Manager, on behalf of the Trust, as Trust Property; or

(ii)                                  of any issuer of which the Trust is an insider, unless the Investment Guidelines preclude transactions in securities of such an issuer.

5.                                       Records.

In connection with the duties set out in Section 10 hereof, the Manager, at the expense of the Trust, shall keep or cause to be kept at all times proper books of account and records relating to the services performed hereunder, which books of account and records shall be accessible for inspection by the Trust at any time during normal business hours.

6.                                       Information, Statements and Reports.

(a)                                  The Manager, at the expense of the Trust, shall provide the Trustee with periodic statements describing the Trust Property, and transactions involving the Trust Property, as follows: (i) at the end of each month in which a transaction has been effected in respect of the Trust Property; and (ii) at the end of each calendar quarter whether or not any transaction has been effected with respect to the Trust Property.

(b)                                 The Manager shall provide the Trustee with a report not less frequently than quarterly confirming compliance by the Trust with the Investment Guidelines.

(c)                                  The Manager shall provide the Trustee for its prior written consent draft copies of all agreements, literature, certificates, Disclosure Documents, continuous disclosure documents to be filed with Securities Authorities, advertisements, printed matter and other material which contain any reference to the Trustee or which relate to the functions being performed under the Trust Agreement or hereunder or which may affect the Trustee, except material which is circulated among or sent to employees, unitholders and correspondence in the ordinary course of business and which merely reflects in accurate terms, information contained in the then current Disclosure Documents.

(d)                                 The Manager will cause to be furnished to the Trustee from time to time, in addition to any other documents required to be furnished under the Trust Agreement or hereunder: (i) a copy of each of the Disclosure Documents for investment in Units; (ii) a copy of each continuous disclosure document relating to the Trust filed with, furnished or otherwise provided to, any Securities Authority under applicable Securities Legislation; (iii) on or before 90 days following December 31 of each year, a copy of the audited annual financial statement of the Trust, together with the report of the auditors thereon; and (iv) a Certificate of Authorized Signing Authorities specifying the names and titles of those persons authorized to give approvals, consents or directions on behalf of the Manager including specimen signatures of each such person.

(e)                                  The Manager shall provide the Trustee with notice of any action, inquiry or proceeding involving the Manager which is initiated by a Securities Authority having jurisdiction over the Manager’s investment management operations, unless such action, inquiry or proceeding is initiated in conjunction with correspondence and applications made in the ordinary course of maintaining such registrations in good standing and such action, inquiry or proceeding does not have an adverse material effect on the Trust, including the Manager’s ability to act as discretionary investment manager to the Trust Property.

(f)                                    The Manager shall provide, or cause to be provided to, the holders of the Units such information and reports as are required pursuant to the Trust Agreement.

7.                                       Custody of Trust Property.

It is agreed that the Trust Property, or any part thereof, shall be held by such custodian(s) as the Manager may designate and which custodian(s) meets the requirements set out in the Trust Agreement and the Manager agrees to provide the Trust with a copy of any authorization to such custodian(s) regarding acceptance of instructions from the Manager or the Trustee and the Trustee agrees not to withdraw any of the Trust Property so held without notice to the Manager.

Subject to the foregoing paragraph, the Trustee and the Manager agree that the Gold Coins will be held by the Gold Custodian appointed by the Trust and the Trust Property other than the Gold Coins will be held by the Custodian.

8.                                       Fees and Expenses.

In consideration for the management, administrative and investment management services rendered by the Manager pursuant to this Agreement and the Trust Agreement, the Manager shall receive from the Trust a monthly management fee (the “Management Fee”) set out in Schedule “B” attached hereto, as such may be amended from time to time.

In addition to the Management Fee paid to the Manager pursuant to the foregoing paragraph, the Trust shall reimburse the Manager for all costs and expenses incurred by the Manager on behalf of the Trust in connection with the duties set out in this Agreement to the extent such costs and expenses were incurred for and on behalf of the Trust and do not represent administrative costs of the Manager necessary for it to carry out its internal functions.  Such expenses shall be reimbursed on each Valuation Date following the dates on which they have been incurred.

In addition, the Trust shall pay to the Manager a one-time set up fee relating to the purchase of Gold Coins by the Manager on behalf of the Trust in an amount equal to 0.25% of the cash price of the Gold Coins purchased by the Manager on behalf of the Trust, which fee shall be exclusive of the Management Fee. The Manager agrees that, if the expenses of the Trust, including the Management Fee, at the end of any month exceed an amount equal to 1/12 of 0.65% of the Net Asset Value of the Trust (the “Expense Cap”), then the expenses in excess of the Expense Cap (the “Excess Expenses”) shall reduce the Management Fee payable to the Manager for such month by the amount of such Excess Expenses up to the gross amount of the Management Fee earned by the Manager from the Trust for such month. In the event that such Excess Expenses exceed the amount of the Management Fee payable in an applicable month (the amount by which the Excess Expenses exceed the Management Fee is referred to as the “Remaining Excess Expenses”), the Management Fee payable in subsequent months will be offset by the Remaining Excess Expenses until such Remaining Excess Expenses have been offset in full, provided that (i) the Management Fee may only be reduced in such manner for two months after the applicable month that resulted in Excess Expenses and will not be carried over into future months, and (ii) to the extent that the expenses of the Trust, including the Management Fee, at the end of any month are less than the Expense Cap prior to taking into account the application of any Remaining Excess Expenses, the amount of the Remaining Excess Expenses shall be reduced by the difference between the Expense Cap and the actual expenses for such month, resulting in the Management Fee not being reduced by the amount of such difference.

The expenses of the Trust’s initial public offering of Units and the on-going operating expenses of the Trust, and the responsibility for the payment thereof, are as set out in the Trust Agreement. Notwithstanding the foregoing and Section 10.5 of the Trust Agreement, the Manager agrees to be responsible for the fees and expenses in connection with the Trust’s initial public offering prior to the closing of the initial public offering provided however, in the event the offering of the Units is successfully completed, the Trust, not the Manager, will become responsible for the fees and expenses in connection with the Trust’s initial public offering, and shall reimburse the Manager, from the proceeds of the initial public offering, for all such fees and expenses incurred by the Manager.

9.                                       Compensation for Additional Services.

If and to the extent that the Manager shall render services to the Trust other than those required to be rendered pursuant to the provisions of this Agreement, such additional services and activities will be compensated for separately and shall be on such terms that are generally no less favorable to the Trust than those available from arm’s length parties (within the meaning of the Tax Act) for comparable services.

10.                                 Other Services and Duties

In connection with its services hereunder, the Manager shall also perform or cause to be performed the following duties on behalf of the Trustee and at the expense of the Trust:

(a)                                  arrange for the retention of an accounting firm and ensure that proper books of account and complete records of all transactions of the Trust undertaken or performed by it are maintained and render statements or copies thereof from time to time, as requested by the Trustee;

(b)                                 arrange for the retention of legal counsel to perform for the Trust the services necessary or appropriate for its continued good standing and operations and the services customarily provided by a general corporate counsel;

(c)                                  within 90 days from the end of the Trust’s taxation year, or as otherwise required by the Tax Act, prepare and deliver or make available electronically, or cause to be prepared and delivered or made available electronically in such manner as is permitted by the Tax Act, to unitholders information pertaining to the Trust, including all distributions, designations, determinations, allocations and elections, which is required or permitted by the Tax Act or which is necessary to permit unitholders to complete their individual income tax returns for the preceding year;

(d)                                 prepare, or cause to be prepared, for execution by the Trustee, and cause to be filed thereafter on a timely basis, such income or other tax returns of the Trust as shall be required to be filed by Applicable Laws;

(e)                                  deduct or withhold from distributions payable to any unitholder all amounts required by Applicable Laws to be withheld from such distributions by the Trust, whether such distributions are in the form of cash, additional Units or otherwise;

(f)                                    execute all such documents as delegated by the Trustee (including all new bank accounts, other accounts, margin and other agreements with brokers) and perform any and all other acts as may be in its judgment necessary or appropriate to the proper advantageous day to day management of the investments of the Trust;

(g)                                 act as or appoint a registrar to maintain or cause to be maintained a register for the Trust;

(h)                                 appoint the Gold Custodian to hold the Gold Coins and the Custodian to hold the Trust Property other than the Gold Coins, all of which appointments shall be subject to the approval of the Trustee and any applicable Securities Authorities having jurisdiction over the Trust;

(i)                                     promptly notify the Trustee in the event that the Manager is unable to perform any of its duties (including duties undertaken on behalf of the Trust) herein;

(j)                                     provide or cause to be provided to the Trust all other administrative and other services and facilities required by the Trust in relation to the unitholders and be responsible for all aspects of the Trust’s day to day relationship with unitholders, including the preparation for and holding of meetings of unitholders and other services for the provision of information to unitholders;

(k)                                  provide or cause to be provided communications to the unitholders and the public relating to the Trust and the global gold market including, without limitation, the retention of a public relations firm, the preparation and maintenance of a website to communicate such information to the unitholders and the public and the preparation and maintenance of research or other information and education on gold;

(l)                                     prepare and deliver any written order, certificate or any other document or instrument required to be prepared and delivered by the Trust or the Trustee delegated by it to the Manager pursuant to this Agreement or the Trust Agreement;

(m)                               provide to the Trustee on or before fifteen (15) days following the end of each calendar quarter a certificate of compliance, substantially in the form attached as Schedule “C” hereto, executed by an officer of the Manager stating that the Manager is in compliance in all material respects and has performed all duties required of it under this Agreement;

(n)                                 provide a certificate specifying the names and titles of those persons authorized to give approvals, consents or directions on behalf of the Manager including specimen signatures of such persons;

(o)                                 ensure that the Trust complies with Applicable Laws including those relating to the investment of the Trust Property, the distribution of the Units and applicable stock exchange listing requirements;

(p)                                 conduct or cause to be conducted the day-to-day correspondence and administration of the Trust;

(q)                                 take all other action on behalf of the Trustee incidental or reasonably necessary to carry out the duties delegated to the Manager by the Trustee with respect to the day to day activities of the Trust; and

(r)                                    take such other actions on behalf of the Trustee as may be permitted by the Trust Agreement and are necessary or appropriate to ensure the performance of the duties delegated to the Manager by the Trustee under this Agreement, the Trust Agreement or the Disclosure Documents.

11.                                 Other Activities of the Manager; Conflicts of Interest.

The Trust acknowledges and agrees that the Manager, and its stockholders, officers, directors and affiliates, including the parent company of the Manager, may at any time and from time to time engage in and own interests in other business ventures of any and every type and description, independently or with others including ones similar to that of the Trust.

Nothing in this Agreement or the Trust Agreement shall operate to restrict or prevent the Manager, its partners, employees, associates and affiliates or any of them now or hereafter from carrying on activities competitive with those of the Trust or buying, selling or trading in assets and portfolio securities of the Trust or of other investment funds, and none of them shall be under any liability to the Trust or to the unitholders for so acting.

The parties acknowledge that this Agreement may be terminated under Section 13.2 of the Trust Agreement in the circumstances where the Manager is a resident of Canada for purposes of the Tax Act and wishes to be the Trustee.

12.                                 Authority to Enter into Agreement.

Each of the parties to this Agreement hereby represents and warrants to the other that it is duly authorized and empowered to execute, deliver and perform this Agreement and that such action does not conflict with or violate any provision of law, regulation, policy, contract, deed of trust or other instrument to which it is a party or by which it is bound and that this Agreement constitutes a valid and binding obligation of it enforceable in accordance with its terms.

The Trustee shall provide to the Manager concurrently with the execution and delivery by the Trust of this Agreement all such evidence of authority to act including, without limitation, designations of authorized persons and certified copies of the Trust Agreement and other documents, as the Manager may require.  The Manager may continue to rely on all such evidence until notice to the contrary given hereunder has been received by it.

13.                                 Standard of Care.

The Manager shall exercise the powers granted and discharge its duties hereunder honestly, in good faith and in the best interests of the Trust and, in connection therewith, shall exercise the degree of care, diligence and skill that a reasonably prudent professional manager would exercise in comparable circumstances.  However, it is agreed that the Manager does not in any way guarantee the performance of the Trust Property and shall not be responsible for any loss in respect of the Trust Property, except where such loss arises out of acts or omissions of the Manager done or suffered in breach of its standard of care or through the Manager’s own gross negligence, willful misconduct, bad faith or dishonesty or a material failure in complying with Applicable Laws or the provisions set forth in this Agreement or the Trust Agreement.

14.                                 Liability of the Manager.

The Manager shall not be liable to the Trust or any unitholder thereof for any loss suffered by the Trust or any unitholder thereof, as the case may be, which arises out of any action or inaction of the Manager if such course of conduct did not constitute a breach of its standard of care or gross negligence, willful misconduct, bad faith or dishonesty or a material failure in complying with Applicable Laws or the provisions set forth in this Agreement or the Trust Agreement, and if the Manager, in good faith, determined that such course of conduct was in the best interests of the Trust.

The Trust acknowledges and agrees that the Manager shall not be responsible for any loss of opportunity whereby the value of any of the Trust Property could have been increased nor shall it be responsible for any decline in value of any of the Trust Property unless such decline is the result of the Manager’s breach of its standard of care or gross negligence, willful misconduct, bad faith or dishonesty or a material failure in complying with Applicable Laws or the provisions set forth in this Agreement or the Trust Agreement.

The Trust acknowledges and agrees that the Manager shall not be responsible for any losses or damages to the Trust arising out of any action or inaction by the Gold Custodian, the Custodian or any sub-custodian holding the Trust Property, unless such action or inaction arises out of or is the result of the Manager’s breach of its standard of care or gross negligence, willful misconduct, bad faith or dishonesty or a material failure in complying with Applicable Laws or the provisions set forth in this Agreement or the Trust Agreement.

The Manager may employ or engage on behalf of the Trust, and rely and act on information or advice received from the auditors, underwriters, other distributors, brokers, depositories, the Gold Custodian, the Custodian, electronic data processors, advisers, counsel and others as provided for in this Agreement and the Trust Agreement and shall not be responsible or liable for the acts or omissions of such persons or for any other matter, including any loss or depreciation in the Net Asset Value of the Trust or any particular asset of the Trust, provided that the Manager acted in good faith in accordance with its standard of care set out in Section 12 in relying on such information or advice.

The Manager shall be entitled to assume that any information received from the Trustee, the Gold Custodian, the Custodian or any sub-custodian, or their respective authorized representatives associated with the day-to-day operation of the Trust is accurate and complete and no liability shall be incurred by the Manager as a result of any error in such information or any failure to receive any notices required to be delivered pursuant to the Trust Agreement or hereunder, except to the extent that any such information provided to, or failure to receive any notices by, the Manager arises or results from the Manager’s failure to comply with the terms of this Agreement or the Trust Agreement in providing any required directions or information related thereto.

All investments of the Trust made by or upon the direction of the Manager or any investment manager shall be for the benefit of the unitholders and at the sole risk of the Trust. Notwithstanding any other provision of this Agreement or the Trust Agreement but subject to the Manager’s standard of care set out in Section 12, the Manager may dispose of assets of the Trust or cause such assets to be disposed of in order to discharge any borrowing authorized under the Trust Agreement, any charge against the Trust as set out in the Trust Agreement or any other obligation of the Trust.

The Manager hereby acknowledges and agrees that the obligations of the Trust hereunder are not personally binding upon the unitholders of the Trust, any annuitant under a plan of which a unitholder of the Trust acts as a trustee or carrier, or the agents of the Trust and that the Manager shall not resort to or seek redress, recourse or satisfaction from the private property of any of the foregoing, whether the liability be based on contract, tort or otherwise.  The Manager agrees that only the Trust and the Trust Property shall be bound by and subject to the obligations and liabilities arising out of this Agreement.

15.                                 Indemnity.

The Manager, its affiliates and agents, and their respective directors, partners, officers and employees shall at all times be indemnified and held harmless by the Trust from and against all claims, costs, charges, expenses, liabilities, damages, judgments and amounts paid in settlement thereof collectively, suffered or incurred by or brought against any such person or entity in respect of or arising out of any act, deed, matter or thing whatsoever made, done, acquiesed in or omitted, in respect of any services provided to the Trust pursuant to the Trust Agreement and this Agreement, save and except where such expenses, losses, damages, liabilities, demands, charges, costs or claims are caused by acts or omissions of the Manager done or suffered in breach of its standard of care or through the Manager’s own gross negligence, willful misconduct, bad faith or dishonesty or a material failure in complying with Applicable Laws or the provisions set forth in this Agreement or the Trust Agreement.

For greater certainty, the commencement of formal legal proceedings shall not be a precondition for indemnification hereunder. Further, none of the provisions of the Trust Agreement or this Agreement shall require the Manager to expend or risk its own funds, appear in, prosecute or defend proceedings, or otherwise incur financial liability in the performance of any of its duties or in the exercise of any of its rights or powers thereunder and hereunder, unless the Manager is first indemnified to its satisfaction, acting reasonably. This provision shall survive the resignation or removal of the Manager, or the termination of the Trust Agreement.

The Manager hereby agrees to indemnify the Trustee and its officers, directors, agents, employees and successors and assigns, which indemnity shall survive the termination of this Agreement or the resignation of the Trustee, and hold the Trustee and its officers, directors, agents, employees and successors and assigns harmless, from and against all claims, costs, charges, expenses, liabilities, damages, judgments and amounts paid in settlement thereof to the extent arising out of an act or omission of the Manager done or suffered in breach of its standard of care or through the Manager’s own gross negligence, willful misconduct, bad faith or dishonesty or a material failure in complying with Applicable Laws or the provisions set forth in this Agreement or the Trust Agreement. The Trustee will promptly after receipt of notice of commencement of any action, suit or proceeding against it, in respect of which a claim is to be made against the Manager under this Section 15, notify the Manager of the commencement of such action, suit or proceeding, enclosing a copy of any papers served and the Manager shall be entitled to control, and to assume the defence of, such action, suit or proceeding with counsel reasonably satisfactory to the Trustee; provided, however that any failure of the Trustee to so notify the Manager shall not affect or relieve the obligations of the Manager to indemnify the Trustee and its officer, directors, agents and employees pursuant to this Section 15 unless such failure materially prejudices the defence of such action, suit or proceeding.

The Trustee has entered into this Agreement solely in its capacity as trustee of the Trust and not in its personal capacity. The Trustee will not be subject to any liability whatsoever, in tort, contract or otherwise, in connection with the assets, the activities or any person for any action taken or permitted by it to be taken or its failure to compel in any way any former or acting trustee to redress any breach of trust in respect of the execution of the duties of its office or in respect to the assets used in the Trust’s activities, provided that the foregoing limitation will not apply in respect of any action or failure to act arising from or in connection with willful misconduct, gross negligence or failure to comply with the standard of care of the Trustee set out in the Trust Agreement. Subject to the foregoing, the Trustee, in doing anything or permitting anything to be done in respect of the execution of the duties of its office or in respect of the assets or the business is, and will be conclusively deemed to be, acting as Trustee and not in its personal capacity or in any other capacity. Except to the extent provided in this section, the Trustee will not be subject to any liability for any debts, liabilities, obligations, claims, demands, judgments, costs, charges or expenses against or with respect to the Trust or the Trustee arising out of anything done or permitted by it to be done or its failure to take any action in respect of the execution of the duties of its office or for or in respect of the assets or the activities of the

Trust and resort will be had solely to the assets of the Trust for the payment or performance thereof.

16.                                 Not Partners or Joint Venturers.

The Trustee and the Manager are not partners or joint venturers with each other and nothing herein shall be construed so as to make them partners or joint venturers or impose any liability as such on either of them; provided, however, that nothing herein shall be construed so as to prohibit the Trust and the Manager or its affiliates from embarking upon an investment together as partners, joint venturers or in any other manner whatsoever, subject to Applicable Law.

17.                                 Term.

This Agreement shall become effective on the date hereof and shall be in force until terminated in accordance with the terms of this Agreement.

18.                                 Termination.

The Trust may immediately terminate this Agreement if the Manager is, in the opinion of the Trustee, in material default of its obligations under this Agreement and such default continues for 120 days from the date that the Manager receives written notice of such default from the Trustee and no successor manager has been appointed by the unitholders of the Trust pursuant to the Trust Agreement.

In addition, the Trust may immediately terminate this Agreement if no successor manager has been appointed by the unitholders within 90 days of the date of the occurrence of any of the following events: the Manager (i) has been declared bankrupt or insolvent or has entered into liquidation or winding-up, whether compulsory or voluntary (and not merely a voluntary liquidation for the purposes of amalgamation or reconstruction); (ii) makes a general assignment for the benefit of its creditors or otherwise acknowledges its insolvency; or (iii) the assets of the Manager have become subject to seizure or confiscation by any public or governmental authority.

Such termination of the Agreement will be without prejudice to the rights and liabilities created under this Agreement prior to the effective date of the termination.  Termination of this Agreement in accordance with the terms hereof shall not result in any penalty or other fee.

The Manager may immediately terminate this Agreement if the Trust is, in the reasonable opinion of the Manager, in material default of its obligations under this Agreement and such default continues for 120 days from the date that the Trustee receives written notice of such default from the Manager.

The Manager may also terminate this Agreement in the circumstances set forth in Section 13.2 of the Trust Agreement.

This Agreement will terminate in the event that the Trust’s initial public offering is not completed by June 30, 2012 unless otherwise agreed to by the Trustee and the Manager.

In the event this Agreement is terminated, the Manager shall be entitled to receive any unpaid portion of the Management Fee and any other fees payable in accordance with Section 8 up to and including the termination date of this Agreement.

The parties acknowledge and agree that any change of the Manager (other than to its affiliate) requires the approval of the unitholders of the Trust and the approval of Securities Authorities in accordance with applicable Securities Legislation.  Upon termination or assignment of this Agreement, the Manager shall forthwith deliver to the Trust, in the case of termination, or to the assignee, in the case of an assignment:

(a)                                  all records, documents and books of account of the Trust; and

(b)                                 all materials and supplies of the Trust,

which are in the possession or control of the Manager and relate directly or indirectly to the performance by the Manager of its obligations under this Agreement; provided, however, that the Manager may retain notarial or other copies of such records, documents and books of account and the Trust or the assignee shall produce at its principal office the originals of such records, documents and books of account whenever reasonably required to do so by the Manager for the purpose of legal proceedings or dealings with any governmental authorities.

With respect to any transactions entered into by the Manager on behalf of the Trust prior to giving or receiving notice of termination such transactions shall not be affected by such termination and adequate provisions will be made for proper settlement of outstanding commitments and the orderly transfer of the Trust Property.

19.                                 Confidentiality and Anti-Money Laundering Legislation.

The Manager shall treat as confidential all information pertaining to the Trust including, without limitation, the financial affairs of the Trust, and the Manager shall not disclose such confidential information to persons who are not involved in the management and operation of the Trust, except with the Trust’s consent or as may be necessary to comply with Applicable Laws or rules, regulations and policies of Securities Authorities.  The Trust will treat all investment advice and information which it receives from the Manager as confidential and for the exclusive use of the Trust.

With respect to any prospective investor or unitholder in the Trust, the Manager shall comply with Applicable Laws aimed at the prevention of money laundering and terrorist financing.  If, as a result of any information or other matter coming to the attention of the Manager, or any of its directors, partners, officers, employees, or its professional advisors, the Manager knows or suspects that a prospective investor or unitholder of the Trust is engaged in money laundering or terrorist financing, the Manager shall be required to report such information or other matter to the Financial Transactions and Reports Analysis Centre of Canada and such report or any other report required by Applicable Laws shall not be treated as a breach of any restriction upon the disclosure of information imposed by Canadian law or otherwise.

20.                                 Notices.

Any notice or other communication required or permitted to be given hereunder shall be in writing and if delivered, shall be delivered to a responsible officer of the Trust or to the Manager, as the case may be, and if mailed shall be mailed by prepaid registered mail:

in the case of the Trust:

Computershare Trust Company of Canada

100 University Avenue

9th Floor, North Tower

Toronto, ON M5J 2Y1

Attention:   Manager, Corporate Trust

Telephone: (416) 263-9200

Facsimile:  (416) 981-9777

in the case of the Manager:

APMEX Precious Metals Management Services, Inc.

226 Dean A. McGee Avenue

Oklahoma City, Oklahoma 73102

Attention:  Chief Executive Officer

Telephone: (405) 595-2100 ext.183

Facsimile:  (888) 845-6564

or at such other address and number as the party to whom such communication is to be given shall have last notified the party giving the same in the manner provided in this section.

Any notice so mailed shall be deemed to have been given and received at the time of delivery.  Any notice so mailed shall be deemed to have been given and received if given by the Trust, when received by the Manager, and if given by the Manager, on the third Business Day following such mailing, except in the event of interruption of normal postal service, in which event it shall be deemed given when received by the Trust.  Either party may from time to time upon written notice to the other party change their or its address.

21.                                 Headings.

The inclusion of section headings in this Agreement is for convenience of reference only and shall not affect the construction or interpretation hereof.

22.                                 Governing Law.

This Agreement shall be governed by, and construed in accordance with, the laws of the Province of Ontario and the federal laws of Canada applicable therein and shall be treated in all respects as an Ontario contract.  The parties hereto hereby attorn to the jurisdiction of the courts of Ontario for arbitration of any disputes between them with respect to the subject matter hereof.

23.                                 Entire Agreement.

This Agreement, including the Schedules attached hereto, and the Trust Agreement constitutes the entire agreement between the parties pertaining to the subject matter hereof and supersedes and replaces all prior understandings, agreements, negotiations or discussions, whether written or oral, between the parties with respect thereto.  There are no representations, warranties, terms, conditions, undertakings or collateral agreements or understanding, express or implied, between the parties other than those expressly set forth in this Agreement and the Trust Agreement.

24.                                 Further Acts.

Each of the Trust and the Manager shall promptly do, make, execute or deliver, or cause to be done, made, executed or delivered, all such further acts, documents and things as the other party hereto may reasonably require from time to time for the purpose of giving effect to this Agreement.

25.                                 Invalidity of Provisions.

Each of the provisions contained in this Agreement is distinct and severable and a declaration of invalidity or unenforceability of any such provision or part thereof by a court of competent jurisdiction shall not affect the validity or enforceability of any other provision hereof.  To the extent permitted by Applicable Law, the parties waive any provision of law which renders any provision of this Agreement invalid or unenforceable in any respect.

26.                                 Amendment.

This Agreement may not be amended, changed, supplemented or otherwise modified in any respect except by written instrument executed by the parties hereto or their respective successors or permitted assigns.

27.                                 Assignment.

This Agreement shall not be assigned by the Trust without the prior written consent of the Manager.  Upon notice to the Trust, the Manager may transfer or assign any and all rights granted hereunder to any of its successors or affiliates.

28.                                 Successors.

This Agreement shall enure to the benefit of, and be binding upon, the parties hereto and their respective successors and permitted assigns.

29.                                 Counterparts.

This Agreement may be executed in several counterparts, each of which when so executed shall be deemed to be an original and such counterparts together shall constitute one and the same instrument.

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IN WITNESS WHEREOF the Trust and the Manager, by proper officers duly authorized on their behalf, have executed this Agreement as of the date first above written.

APMEX PHYSICAL – 1 OZ. GOLD REDEEMABLE TRUST, by its Trustee, COMPUTERSHARE TRUST COMPANY OF CANADA

By:	/s/ David Ha
Name:	David Ha
Title:	Corporate Trust Officer

By:	/s/ Mircho Mirchev
Name:	Mircho Mirchev
Title:	Corporate Trust Officer

APMEX PRECIOUS METALS MANAGEMENT SERVICES, INC.

By:	/s/ Michael R. Haynes
Name:	Michael R. Haynes
Title:	Chief Executive Officer

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